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                                                                      EXHIBIT 23




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Analog Devices, Inc. of our report dated December 2, 1997, included in the 1997 Annual Report to Shareholders of Analog Devices, Inc.

Our audit also included the financial statement schedule of Analog Devices, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this schedule based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements and related Prospectuses (Form S-8 Nos. 2-63561, 2-69122, 2-77321, 2-90023, 2-95495,
33-2502, 33-4067, 33-22604, 33-22605, 33-29484, 33-39851, 33-39852, 33-43128,
33-46520, 33-46521, 33-60696, 33-60642, 33-61427, 33-64849, 333-04771,
333-04819, 333-04821 and 333-08493 and Form S-3 Nos. 333-08505, 333-08509 and
333-17651) of Analog Devices, Inc. of our report dated December 2, 1997, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Analog Devices, Inc.


                                                ERNST & YOUNG LLP



Boston, Massachusetts
January 23, 1998